Exhibit 4.7

HUNTSMAN INTERNATIONAL LLC

(As successor by merger to Huntsman LLC)

AND

THE GUARANTORS NAMED HEREIN,

AND

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of August 16, 2005

to

Indenture

Dated as of September 30, 2003

11 5/8 % Senior Secured Notes due 2010

SUPPLEMENTAL INDENTURE, dated as of August 16, 2005 (this “Supplemental Indenture”), between HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (“HI”) as successor by merger to Huntsman LLC, a Utah limited liability company (the “Company”), the existing Guarantors named therein, the New Guarantors described herein, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized under the laws of the United States, as trustee (the “Trustee”). All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of September 30, 2003, as supplemented by supplemental indenture dated July 13, 2005  (the “Indenture”), pursuant to which the Company issued its 11 5/8% Senior Secured Notes Due 2010 (the “Notes”);

WHEREAS, on the date hereof, the Company has merged with and into HI, with HI continuing in existence as the Surviving Entity as defined in Article V of the Indenture  (the “Merger”);

WHEREAS, in accordance with the Indenture, HI hereby wishes to expressly assume the rights and obligations of the Company under the Notes and the Indenture and the Security Documents;

WHEREAS, in connection with the Merger, the Subsidiaries of HI who are listed on the signature page hereto under the heading “New Guarantors” (the “New Guarantors”) wish to become Guarantors under the Indenture in accordance with Section 4.18 and Article X thereof;

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture by means of this supplemental indenture without the consent of the holders of Notes for the foregoing purposes;

WHEREAS, HI has delivered to the Trustee the required Officers’ Certificate and Opinion of Counsel in connection with the execution and delivery of this supplemental indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

Assumption; Guarantees

Section 1.1                                   Assumption of Rights and Obligations.  In accordance with Section 5.01 of the Indenture, and effective upon completion of the Merger, HI hereby assumes all rights and obligations of the Company under the Notes, the Indenture and the Security Documents. This assumption shall have the effects set forth in the Indenture, including in Section 5.02 thereof, and references in the indenture to the Company shall refer to HI as successor until a successor is provided for in accordance with the Indenture.

Section 1.2                                   Guarantees.  Each New Guarantor hereby, in compliance with Section 4.18 of the Indenture, Guarantees the obligations of the Company under the Indenture and the Notes in the manner specified in Section 10.01 of the Indenture, and becomes a party to the Indenture as a Guarantor, in each case subject to all of the rights, obligations and other provisions and limitations (including release provisions) of the Indenture relating to Guarantors.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1                                   Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

Section 2.2                                   Each of the Company, the Guarantors and the Trustee hereby confirms and reaffirms the Indenture, as amended and supplemented by this Supplemental Indenture.

Section 2.3                                   The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

Section 2.4                                   This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 2.5                                   The recitals contained herein shall be taken as the statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness.  The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture or the due authorization of this Supplemental Indenture by the Company or the Guarantors.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

EXISTING GUARANTORS

Huntsman Chemical Purchasing Corporation
Huntsman International Chemicals Corporation
Huntsman International Trading Corporation
Huntsman Petrochemical Purchasing Corporation
Polymer Materials Inc.
Airstar Corporation
Huntsman Procurement Corporation
JK Holdings Corporation
Huntsman Australia Inc.
Huntsman Chemical Finance Corporation
Huntsman Enterprises Inc.
Huntsman Family Corporation
Huntsman Group Holdings Finance Corporation
Huntsman Group Intellectual Property Holdings Corporation
Huntsman International Services Corporation
Huntsman MA Investment Corporation
Huntsman MA Services Corporation
Huntsman Petrochemical Corporation
Huntsman Petrochemical Finance Corporation
Huntsman Expandable Polymers Company, LC
By:	Huntsman International Chemicals Corporation,
its Manager
Huntsman Petrochemical Canada Holdings Corporation
Huntsman Polymers Holdings Corporation
Huntsman Chemical Company LLC
Huntsman Polymers Corporation
Huntsman Purchasing, Ltd.
By:	Huntsman Procurement Corporation,
its General Partner
Petrostar Industries LLC
Huntsman Headquarters Corporation

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

Huntsman Fuels, L.P.
By:	Petrostar Fuels LLC,
its General Partner
Petrostar Fuels LLC

By:	/s/ SAMUEL D. SCRUGGS
Name: Samuel D. Scruggs
Title: Vice President

NEW GUARANTORS

Eurofuels LLC
Eurostar Industries LLC
Huntsman EA Holdings, LLC
Huntsman Ethyleneamines Ltd.,
	By:	Huntsman EA Holdings LLC, its General Partner
Huntsman International Financial LLC
Huntsman International Fuels, L.P.
	By:	Eurofuels LLC, its General Partner
Huntsman Propylene Oxide Holdings LLC
Huntsman Propylene Oxide Ltd.
	By:	Huntsman Propylene Oxide Holdings LLC, its General Partner
Huntsman Texas Holdings LLC

	By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

Executed as a deed by	Tioxide Americas Inc.
L. Russell Healy
for and on behalf of
Tioxide Americas Inc.	By:	/s/ L. RUSSELL HEALY
in the presence of	Name: L. Russell Healy
Title: Vice President and Treasurer

/s/ MYKEL MASON
Witness

Tioxide Group

	By:	/s/ J. KIMO ESPLIN
Name: J. Kimo Esplin
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

By:	/s/ FRANK J. GODINO
Name: Frank J. Godino
Title: Vice President